UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2008

Hawaiian Telcom Communications, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-131152	16-1710376
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1177 Bishop Street Honolulu, Hawaii 96813
(Address of Principal Executive Offices) (Zip Code)

(808) 546-4511

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 4, 2008, the Board of Directors of Hawaiian Telcom Communications, Inc. (the “Company”) appointed Kevin J. Nystrom as the Company’s Chief Operating Officer.

Mr. Nystrom, 48, is a Senior Director of Kroll Zolfo Cooper LLC (“KZC”), a leading financial advisory and interim management firm, and has more than 20 years of experience in turnaround and financial management.  Mr. Nystrom has worked over seven years with KZC working on numerous turnaround assignments in the telecom, financial services, manufacturing and transportation industries.  Mr. Nystrom has advised and assisted clients in designing and executing turnaround plans, developing reorganization plans, formulating business strategies, executing cost reduction programs, negotiating with key constituencies and evaluating business plans.  Most recently, Mr. Nystrom served as Director of Restructuring of American Home Mortgage from August 2007 to present.  Other past advisory clients of Mr. Nystrom while working at KZC include ANH Refractories (February 2002 to present), PTS Transportation (October 2005 to January 2007), ICG Telecommunications (October 2000 to February 2002) and Marsh Inc. (November 2004 to June 2005 and September 2006 to January 2007).  Prior to joining KZC in 2000, Mr. Nystrom served as Executive Vice President and Chief Financial Officer of National Mortgage Corporation and the Chief Financial Officer of a publicly-held REIT, Asset Investors Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAWAIIAN TELCOM COMMUNICATIONS, INC.

Date: February 4, 2008	By:	/s/ Alan M. Oshima
Alan M. Oshima
Senior Vice President, General Counsel and Secretary